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                                                                 EXHIBIT 15.2




February 12, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Toyota Motor Credit Corporation has incorporated by reference our report dated February 12, 1997 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 (No. 33-52359). We are also aware of our responsibility under the Securities Act of 1933.

Yours very truly,



/S/ PRICE WATERHOUSE LLP